                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          NATIONAL DATACOMPUTER, INC.
                (Name of Registrant as Specified In Its Charter)


                                     [  ]
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(4)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                          NATIONAL DATACOMPUTER, INC.

                        900 MIDDLESEX TURNPIKE, BLDG. 5

                         BILLERICA, MASSACHUSETTS 01821

                                                               December 19, 1997

Dear Stockholder:

     You are cordially invited to attend the Special Meeting in Lieu of Annual Meeting of Stockholders of National Datacomputer, Inc. (the "Corporation") to be held on Friday, January 9, 1998 at 10:00 a.m. at the offices of the Corporation, 900 Middlesex Turnpike, Bldg. 5, Billerica, Massachusetts 01821.

     At the Meeting, you will be asked to: (i) elect three (3) members of the Board of Directors; (ii) approve the Corporation's 1997 Stock Option Plan, under which 200,000 shares of Common Stock have been reserved for issuance; (iii) ratify the selection of Price Waterhouse LLP as independent auditors of the Corporation for the fiscal year ending December 31, 1997; and (iv) consider and act upon any matters incidental to the foregoing and any other matters which may properly come before the meeting or any adjournment or adjournments thereof.

     Details of the matters to be considered at the Meeting are contained in the Proxy Statement, which we urge you to consider carefully.

     Whether or not you plan to attend the Meeting, please complete, date, sign and return your Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Meeting, you may vote in person if you wish, even if you have previously returned your Proxy.

                                            Sincerely,

                                            /s/ Malcolm M. Bibby
                                            --------------------
                                            Malcolm M. Bibby
                                            Chairman

                          NATIONAL DATACOMPUTER, INC.

                        900 MIDDLESEX TURNPIKE, BLDG. 5

                         BILLERICA, MASSACHUSETTS 01821

                            ------------------------

                      NOTICE OF SPECIAL MEETING IN LIEU OF

                         ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Special Meeting in Lieu of Annual Meeting of Stockholders of NATIONAL DATACOMPUTER, INC., a Delaware corporation (the "Corporation"), will be held on Friday, January 9, 1998 at 10:00 a.m. at the offices of the Corporation, 900 Middlesex Turnpike, Bldg. 5, Billerica, Massachusetts 01821 for the following purposes:

     1.  To elect three (3) members of the Board of Directors.

     2. To approve the Corporation's 1997 Stock Option Plan, under which 200,000 shares of Common Stock have been reserved for issuance.

     3. To ratify the selection of Price Waterhouse LLP as independent auditors of the Corporation for the fiscal year ending December 31, 1997.

     4. To consider and act upon any matters incidental to the foregoing and any other matters which may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on December 18, 1997 as the record date for the determination of stockholders entitled to notice of and vote at the meeting and any adjournment or adjournments thereof.

     We hope that all stockholders will be able to attend the meeting in person. To assure that a quorum is present at the meeting on January 9, 1998, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the meeting. A postage-prepaid envelope, addressed to American Stock Transfer & Trust Company, the Corporation's transfer agent and registrar, has been enclosed for your convenience. If you attend the meeting, your Proxy will, at your request, be returned to you and you may vote your shares in person.

                                            By Order of the Board of Directors

                                            /s/ Malcolm M. Bibby
                                            ----------------------------------
                                            Malcolm M. Bibby
                                            Chairman

Billerica, Massachusetts
December 19, 1997

                          NATIONAL DATACOMPUTER, INC.

                        900 MIDDLESEX TURNPIKE, BLDG. 5

                         BILLERICA, MASSACHUSETTS 01821

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                               DECEMBER 19, 1997

     The enclosed Proxy is solicited by the Board of Directors of NATIONAL DATACOMPUTER, INC., a Delaware corporation (the "Corporation"), for use at the Special Meeting in Lieu of Annual Meeting of Stockholders (the "Special Meeting") to be held at the offices of the Corporation, 900 Middlesex Turnpike, Bldg. 5, Billerica, Massachusetts 01821 at 10:00 a.m. on Friday, January 9, 1998 and at any adjournment or adjournments thereof.

     Stockholders of record at the close of business on December 18, 1997, will be entitled to vote at the meeting or any adjournment thereof. On that date, 1,555,416 shares of Common Stock, $.08 par value (the "Common Stock"), of the Corporation were issued and outstanding. The Corporation also had issued and outstanding as of that date 4,200 shares of Series B Convertible Preferred Stock, $.001 par value per share (the "Series B Stock"), 900 shares of Series C Convertible Preferred Stock, $.001 par value per share (the "Series C Stock"), and 350 shares of Series D Convertible Preferred Stock, $.001 par value per share (the "Series D Stock" and collectively with the Series B Stock and the Series C Stock, the "Preferred Stock"). Each share of Series B Stock, Series C Stock and Series D Stock is convertible into 250, 312.5 and 364.9635 shares of Common Stock, respectively. Collectively, the Preferred Stock is convertible into an aggregate of 1,458,987 shares of Common Stock. Each holder of Preferred Stock is entitled to an amount of votes equal to the number of shares of Common Stock into which such Preferred Stock is convertible. The Corporation has no other voting securities.

     Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. A quorum for the meeting is a majority of the shares outstanding. The proposals to be voted upon by the stockholders of the Corporation require the votes of a majority of the voting securities present at the meeting for approval. Abstentions and broker non-votes (which result when a broker holding shares for a beneficial holder in "street name" has not received timely voting instructions on certain matters from such beneficial holder and the broker does not have discretionary voting power on such matters) are counted for purposes of determining the presence or absence of a quorum at the meeting. Abstentions are counted in tabulation of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     THE DIRECTORS AND OFFICERS OF THE CORPORATION AS A GROUP OWN APPROXIMATELY 5.7% OF THE OUTSTANDING VOTING SECURITIES OF THE CORPORATION. EACH OF THE DIRECTORS AND OFFICERS HAS INDICATED HIS INTENT TO VOTE ALL SHARES OF COMMON STOCK OWNED OR CONTROLLED BY HIM IN FAVOR OF EACH ITEM SET FORTH HEREIN.

     Execution of a Proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. The Proxy may be revoked at any time before it is exercised by written notice to the Secretary prior to the Special Meeting or by giving to the Secretary a duly executed Proxy bearing a later date than the Proxy being revoked at any time before such Proxy is voted, or by appearing at the Special Meeting and voting in person. The shares represented by all properly executed Proxies received in time for the meeting will be voted as specified therein. In the absence of a special choice, shares will be voted in favor all items set forth herein.

     The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be taken, such shares represented by all Proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the person named in the Proxies. The Board of Directors knows of no matter to be acted upon at the meeting that would give rise to appraisal rights for dissenting stockholders.

     This Proxy Statement and the accompanying Proxy were first mailed to stockholders on or about December 19, 1997.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Directors of the Corporation are elected annually and hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. The number of authorized Directors is three (3). Shares represented by all proxies received and not so marked as to withhold authority to vote for any individual Director or for all Directors will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board knows of no reason why any such nominee should be unable or unwilling to serve. However, the Board will select new nominees in the unlikely event any named nominee declines or is unable to serve as a Director.

     The Board met five (5) times during the fiscal year ended December 29, 1996 ("Fiscal 1996"). Messrs. Malcolm M. Bibby and John P. Ward attended all meetings of the Board and Mr. William Smart attended all meetings of the Board, except for one. The Corporation has a standing Audit Committee and a standing Stock Option Committee, each of which is comprised of Messrs. Smart and Ward. The Corporation has no standing nominating or compensation committees.

     All nominees are currently Directors of the Corporation and have served continuously since the date of their election shown below. The following table sets forth the name of each nominee, the age of each nominee, the positions and offices currently held by each nominee with the Corporation, and the year each nominee first became a Director.

                                         POSITIONS AND OFFICES
DIRECTOR NOMINEE                 AGE     WITH THE CORPORATION     DIRECTOR SINCE
----------------                 ---    ----------------------    --------------
Dr. Malcolm M. Bibby..........    56    Chairman and President         1996
William R. Smart..............    77    Director                       1989
John P. Ward..................    69    Director                       1967

     Section 16(a) ("Section 16(a)") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires executive officers and Directors and persons who beneficially own more than ten percent (10%) of the Corporation's Common Stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 with the Securities and Exchange Commission (the "Commission") and any national securities exchange on which the Corporation's securities are registered. Executive officers, Directors and greater than ten percent (10%) beneficial owners are required by the Commission's regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Corporation and written representations from the executive officers and Directors, the Corporation believes that all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten percent (10%) beneficial owners were satisfied, except for Norman Mackinnon who filed one late Form 4.

BACKGROUND

     The following is a brief summary of the background of each Director nominee of the Corporation:

     DR. MALCOLM M. BIBBY has served as a Director of the Corporation since January, 1996 and was elected Chairman of the Board in July, 1996. He was President of LXE Inc. ("LXEI"), a diversified wireless data communications products company, from 1983 to December 1994. During this period LXE's annual revenues grew from approximately $600,000 to approximately $63,000,000. Prior to LXE, Dr. Bibby was an Executive Assistant to the President at Ciba Vision Care, a Vice President of Product Development at Wesley-Jessen, Inc. and a Project Manager/Group Leader for hardware and software development at Monsanto Co. Dr. Bibby holds a Bachelor of Science degree and a Ph.D., both in Electrical Engineering, from the University of Liverpool and a Masters of Business Administration from the University of Chicago.

     WILLIAM R. SMART has served as a Director of the Corporation since December 1989. He spent 32 years with the General Electric Company where his responsibilities included distribution and marketing management and general management as a Division Vice President. He spent nine years with Honeywell, Inc. where he served as Vice President in charge of European operations and Senior Vice President of Honeywell Information Systems, responsible for international operations as well as for the corporate staff. Mr. Smart currently serves as a Senior Vice President of the Cambridge Strategic Management Group, a privately held management consulting company. Mr. Smart holds a Bachelor of Science degree in Electrical Engineering from Princeton University. Mr. Smart is also the non-executive Chairman of 1st Carolina Corporation ("1st Carolina"). 1st Carolina filed a Chapter 7 bankruptcy petition in the United States Bankruptcy Court for the District of South Carolina on August 16, 1994 (Case Number 94-73884).

     JOHN P. WARD has served as a Director of the Corporation since its founding in 1967. Since February 1996, Mr. Ward has served as the Chief Executive Officer of Midas Vision Systems, Inc., a privately-held company specializing in machine vision systems for automatic optical inspections. From 1990 to 1996 Mr. Ward served as the Chief Executive Officer and as a Director of Vanzetti Vision Systems Inc., a privately held company specializing in infrared systems. Mr. Ward was Vice President of Engineering, co-founder and clerk of the Corporation from its founding until December 1986. Prior to the founding of the Corporation, Mr. Ward was a Design Section Manager at the Raytheon Company. He holds a Bachelor of Science degree in Electrical Engineering from the Massachusetts Institute of Technology and a Master of Science degree in Electrical Engineering from Northeastern University.

EXECUTIVE OFFICERS

     The executive officers of the Corporation, their ages and positions held in the Corporation are as follows:

NAME                         AGE   POSITION
----                         ---   --------
Malcolm M. Bibby...........   56   President

Richard R. Calcaterra......   57   Vice President of Sales and Marketing

Gerald S. Eilberg..........   64   Vice President of Finance and Administration,
                                   Chief Financial Officer

Joseph C. Pinto............   51   Vice President of Operations

Larry F. Yeager............   48   Vice President of Research and Development

BACKGROUND

     The following is a brief summary of the background of each executive officer of the Company other than Dr. Malcolm M. Bibby, whose background is summarized above.

     RICHARD C. CALCATERRA joined the Corporation in September 1996 as Vice President of Sales and Marketing. Mr. Calcaterra has over twenty six years of sales/marketing and management experience. Prior to joining the Corporation, he served as the President and Chief Executive Officer of IMG, a company that developed and marketed software utilizing radio frequency ("RF") and wireless technologies. Prior to IMG, Mr. Calcaterra was Vice President of Marketing for Telxon Corporation ("Telxon"), responsible for worldwide marketing, Channel and Vertical industry sales and marketing, and product planning and development. Before joining Telxon, he was Vice President of Sales for Norand Corporation ("Norand"), responsible for the retail division covering North America. Mr. Calcaterra was Director of Sales for Route Accounting for the central region of the United States when he first joined Norand. Mr. Calcaterra also spent thirteen years at Honeywell Inc., with increasing levels of responsibility including Branch Management. Mr. Calcaterra holds a Bachelor of Science degree in Business Administration from Chaffey College.

     GERALD S. EILBERG joined the Corporation in September 1988 as Vice President of Finance and Administration and Chief Financial Officer. From October 1986 to August 1988, Mr. Eilberg served as a financial consultant to small private and public companies. From September 1982 to September 1986, he served as President of Direct Marketing Inc. Previous positions included Division and Corporate Controller positions with large public companies. Mr. Eilberg is a graduate of the Boston University School of Management and the Columbia University Graduate School of Business.

     JOSEPH C. PINTO joined the Corporation in March 1984 as Materials Manager, advanced into the position of Manufacturing Manager in September 1986, was appointed Vice President of Manufacturing in January

1988 and became the Vice President of Operations in June 1996. Prior to joining the Corporation, Mr. Pinto had been Production Control Manager at BLH Electronics, a manufacturer of process control systems, since January, 1979. Mr. Pinto holds a Bachelor of Science degree in Industrial Technology from Northeastern University and a Master of Science degree in Systems Management from Western New England College.

     LARRY G. YEAGER has served as Vice President of Research and Development since joining the Corporation in December 1985. Prior to that, Mr. Yeager was Vice President of Software Development at the Saddlebrook Corporation ("Saddlebrook"), a turnkey systems company. During eight years at Saddlebrook, Mr. Yeager developed various software products, including Pro-Forma Modeling, System M, Client Controllable software products and numerous financial applications programs. Prior to joining Saddlebrook, Mr. Yeager worked at the State Street Bank and Trust Company of Boston, Massachusetts where he held the positions of Manager of Capital Planning and Manager of Management Sciences. Mr. Yeager holds a Bachelor of Science degree from Massachusetts Institute of Technology's Sloan School of Management as well as a Master of Science degree in Business Administration from Northeastern University.

     None of the Corporation's executive officers or Directors are related to any other executive officer or Director.

                   BENEFICIAL OWNERSHIP OF VOTING SECURITIES

     The following table sets forth, as of December 18, 1997, certain information concerning stock ownership of the Corporation by (i) each person who is known by the Corporation to own beneficially 5% or more of the Corporation's voting securities, (ii) each of the Corporation's Directors, and (iii) all Directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated. For purposes of this table, the Common Stock and the Preferred Stock are treated as one class.

NAME AND ADDRESS                               NUMBER OF SHARES     PERCENTAGE
OF BENEFICIAL OWNER(1)                        BENEFICIALLY OWNED    OF CLASS(2)
----------------------                        ------------------    -----------
Malcolm M. Bibby(3).........................          72,800             2.4%
William R. Smart............................           2,500               *
John P. Ward(4).............................          31,368               *
Gerald S. Eilberg(5)........................           8,032               *
Larry F. Yeager(6)..........................          13,430               *
RBB Bank AG(7)..............................       1,779,613            47.9%
  Burgring 16
  8010 Graz, Austria
All Directors and officers as a Group
  (7 persons)(3)(4)(5)(6)(9)................         141,021             4.6%

---------------

* Less than 1%

(1) The address for all of the named entities other than RBB Bank is c/o National Datacomputer, Inc., 900 Middlesex Turnpike, Bldg. 5, Billerica, Massachusetts 01821.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. This table reflects the ownership of all shares of Common Stock and the Preferred Stock voting as a single class.

(3) Includes an aggregate of 45,250 shares of Common Stock underlying vested options to purchase Common Stock.

(4) Includes 10,137 shares held by Mr. Ward's wife for which Mr. Ward disclaims beneficial ownership.

(5) Includes 15 shares of Common Stock underlying vested options to purchase Common Stock.

(6) Includes 15 shares of Common Stock underlying vested options to purchase Common Stock.

(7) Includes an aggregate of 1,458,987 shares of Common Stock issuable upon conversion of 5,450 shares of Preferred Stock.

(8) Includes an aggregate of 51,670 shares of Common Stock underlying vested options to purchase Common Stock held by five of the Corporation's officers.

                     COMPENSATION OF OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS' COMPENSATION

     The following table sets forth the compensation paid to Dr. Malcolm M. Bibby, the Corporation's Chief Executive Officer and President and Mr. Mackinnon, the Corporation's former Chief Executive Officer and President, during the fiscal years ended December 29, 1996, December 31, 1995, and December 31, 1994 ("Fiscal 1996, 1995 and 1994", respectively) along with the other current executive officers of the Corporation who earned total compensation in excess of $100,000 during Fiscal 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                      ANNUAL COMPENSATION         ---------------------
                                                  ---------------------------              (g)
                     (a)                          (b)        (c)         (d)      ---------------------
                     ---                          ----     --------     -----     SECURITIES UNDERLYING
         NAME AND PRINCIPAL POSITION              YEAR      SALARY      BONUS          OPTIONS(#)
         ---------------------------              ----     --------     -----     ---------------------
Dr. Malcolm M. Bibby(1)(2)                        1996     $ 72,051      $ 0             118,750
  Chairman of the Board, President                1995            0        0                   0
  and Chief Executive Officer                     1994            0        0                   0

Norman Mackinnon(3)(4)                            1996     $133,715      $ 0                   0
  Former Chairman of the Board,                   1995      160,185        0                   0
  President and Chief Executive Officer           1994      128,829        0               8,429

Gerald S. Eilberg(1)(3)                           1996     $102,106      $ 0               5,000
  Vice President of Finance and                   1995      102,106        0                   0
  Administration and Chief Financial Officer      1994       85,612        0              13,616

Larry F. Yeager(1)(3)                             1996     $100,522      $ 0               5,000
  Vice President of Research                      1995      100,522        0                   0
  and Development                                 1994       97,112        0              14,870

---------------

(1) On August 1, 1996, Incentive Stock Options to purchase 5,000 shares of Common Stock at an exercise price of $5.00 were granted to each of Messrs. Eilberg and Yeager. On February 28, 1996, May 31, 1996 and November 30, 1996, Incentive Stock Options to purchase 5,250, 48,000 and 60,000 shares of Common Stock, respectively, at an exercise price of $6.00 were granted to Mr. Bibby. Such options were subsequently repriced on August 14, 1997 at an exercise price of $1.47 per share. See "Report on Repricing of Options." The options granted to Messrs. Eilberg and Yeager vest 25% in each of 1998, 1999, 2000 and 2001. The options granted to Dr. Bibby have the following vesting periods: (i) 6,000 options were fully vested upon grant (ii) 16,250 vested fully in 1996, (iii) 23,750 fully vest in 1997, and (iv) the remaining 72,750 vest fully in ten years, but contain the following acceleration clauses: (a) 2,750 will vest 50% if net income before taxes for the five year period ended December 31, 1999 exceeds $1,000,000 and 100% if net income for the five year period exceeds $2,000,000; (b) 25,000 will vest if net income before taxes exceeds $750,000 and sales exceed $8,500,000 in any four consecutive quarters prior to December 31, 1997; (c) up to 45,000 options will vest if sales during any four consecutive quarters exceed $8,500,00 and the following amounts of net income before taxes are exceeded:

     NET INCOME BEFORE TAXES                                   OPTIONS THAT VEST
     -----------------------                                   -----------------
     $1,000,000 .............................................         5,000
      1,250,000 .............................................        10,000
      1,500,000 .............................................        15,000
      1,750,000 .............................................        20,000
      2,000,000 .............................................        27,500
      2,250,000 .............................................        35,000
      2,500,000 .............................................        45,000

(2) Dr. Bibby commenced employment with the Company in April 1996.

(3) On March 1, 1994, the Board of Directors approved the issuance of stock options to purchase shares of Common Stock at an exercise price of $4.00 per share to all employees of the Corporation who had vacation pay accrued as of December 31, 1993 (the "Vacation Options"). The Vacation Options, effective as of December 31, 1993, were issued to employees of the Corporation at the rate of one share per $4.00 of accrued vacation pay. Under this arrangement, Messrs. Mackinnon, Eilberg and Yeager were issued options to purchase 8,429, 558 and 3,022 shares of Common Stock, respectively. In March 1994, 28,900, 8,107 and 13,415 shares of Common Stock were issued to Messrs. Mackinnon, Eilberg and Yeager, respectively, in exchange for promissory notes tendered in accordance with the Corporation's 1994 cashless stock option exercise program.

(4) On April 26, 1996, Mr. Mackinnon resigned as President and Chief Executive Officer. On July 25, 1996, Mr. Mackinnon resigned as Chairman of the Board and as a Director.

(5) On March 30, 1994, the Corporation granted options to purchase up to 13,058 and 11,848 shares of Common Stock to Messrs. Eilberg and Yeager, respectively, at an exercise price of $4.00 per share. Such options were subsequently repriced on August 14, 1997 to an exercise price of $1.47 per share. See "Report on Repricing of Options." Such options vest completely 10 years from the date of their grant. Vesting of these options accelerates prior to December 31, 1999, as follows: (i) 50% vested if net income before taxes exceeds $1,000,000 or 100% if net income before taxes exceeds $2,000,000.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding each stock option granted during the Fiscal 1996 to each of the named executive officers. The potential realizable values that would exist for the respective options are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date of grant over the full term of the option. Actual gains, if any, on stock options, exercises and Common Stock holdings are dependent on the future performance of the Common Stock.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                           NUMBER OF      PERCENT OF TOTAL
                                           SECURITIES          OPTIONS
                                           UNDERLYING        GRANTED TO            EXERCISE
                                            OPTIONS         EMPLOYEES IN        OR BASE PRICE    EXPIRATION
                  NAME                     GRANTED(1)        FISCAL YEAR         PER SHARE(2)       DATE
                  ----                     ----------     ----------------      -------------    ----------
Dr. Malcolm M. Bibby.....................     5,250               2.1%              $ 1.47        02/28/06
                                             48,000              19.2                 1.47        05/31/96
                                             65,500              26.1                 1.47        11/30/96
Gerald S. Eilberg........................     5,000               2.0                 1.47        11/30/06
Larry F. Yeager..........................     5,000               2.0                 1.47        11/30/06

---------------

(1) On August 1, 1996, Incentive Stock Options to purchase 5,000 shares of Common Stock at an exercise price of $5.00 were granted to each of Messrs. Eilberg and Yeager. On February 28, 1996, May 31, 1996 and November 30, 1996, Incentive Stock Options to purchase 5,250, 48,000 and 60,000, shares of Common Stock, respectively, at an exercise price of $5.00 were granted to Mr. Bibby. Such options were subsequently repriced on August 14, 1997 to an exercise price of $1.47 per share. See "Report on

    Repricing of Options." The options granted to Messrs. Eilberg and Yeager vest 25% in each of 1998, 1999, 2000 and 2001. The options granted to Dr. Bibby have the following vesting periods: (i) 6,000 options were fully vested upon grant (ii) 16,250 vested fully in 1996, (iii) 23,750 fully vest in 1997, and (iv) the remaining 72,750 vest fully in ten years, but contain the following acceleration clauses: (a) 2,750 will vest 50% if net income before taxes for the five year period ended December 31, 1999 exceeds $1,000,000 and 100% if net income for the five year period exceeds $2,000,000; (b) 25,000 will vest if net income before taxes exceeds $750,000 and sales exceed $8,500,000 in any four consecutive quarters prior to December 31, 1997; (c) up to 45,000 options will vest if sales during any four consecutive quarters exceed $8,500,00 and the following amounts of net income before taxes are exceeded:

                  NET INCOME BEFORE TAXES                     OPTIONS THAT VEST
                  -----------------------                     -----------------
   $1,000,000...........................................             5,000
    1,250,000...........................................            10,000
    1,500,000...........................................            15,000
    1,750,000...........................................            20,000
    2,000,000...........................................            27,500
    2,250,000...........................................            35,000
    2,500,000...........................................            45,000

(2) The original exercise price was equal to the market value on the date of the grant. The exercise price was subsequently repriced on August 14, 1997 to be equal to the market value on the date of the repricing. See "Report on Repricing of Options." The amounts shown as potential realizable value illustrate what might be realized upon exercise immediately prior to expiration of the option term using the 5% and 10% appreciation rates established in regulations of the Securities and Exchange Commission, compounded annually. The potential realizable value is not intended to predict future appreciation of the price of the Company's Common Stock. The values shown do not consider nontransferability, vesting or termination of the options upon termination of employment.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996
                            AND FY-END OPTION VALUES

                                                                                     NUMBER OF
                                                                                    UNEXERCISED
                                                                                    SECURITIES
                                                                                    UNDERLYING        VALUE OF
                                                                                     OPTIONS/        UNEXERCISED
                                                                                       SAR'S        IN-THE-MONEY
                                                                                     AT FY-END         OPTIONS
                                                                        VALUE      EXERCISABLE/     EXERCISABLE/
                                                   SHARES ACQUIRED    REALIZED     UNEXERCISABLE    UNEXERCISABLE
                                                     ON EXERCISE         ($)            (#)            ($)(1)
                                                   ---------------    --------     -------------    -------------
Malcolm M. Bibby.................................         0              $ 0       22,250/96,500         $ 0
Norman Mackinnon.................................         0                0                15/0           0
Gerald S. Eilberg................................         0                0           15/18,059           0
Larry F. Yeager..................................         0                0           15/16,848           0

---------------

(1) In-the-Money options are options for which the fair market value of the underlying shares of Common Stock is greater than the exercise price of the option. As of December 29, 1996, Messrs. Bibby, Mackinnon, Eilberg and Yeager had exercisable options to purchase 22,250, 15, 15 and 15 shares of Common Stock, respectively, at share exercise prices of $4.00 to $5.00. The fair market value of the Corporation's Common Stock underlying the options as of December 29, 1996 was $4.00 (National Quotation Bureau closing bid price on December 29, 1996).

COMPENSATION OF DIRECTORS

     The Corporation's non-employee Directors receive an annual retainer of $3,000 and $500 for each meeting of the Board of Directors attended in person. During Fiscal 1996, the Corporation's Directors received an aggregate cash compensation of $13,500 for their services as Directors. Messrs. Ward and Smart received $5,500 respectively. Dr. Bibby received $2,500 as a Director before becoming President on April 26, 1996. As President, Dr. Bibby receives no compensation for being a Director.

REPORT ON REPRICING OF OPTIONS

     On August 14, 1997, the Board of Directors approved the repricing of all options that had been granted previously pursuant to the Corporation's 1986, 1989, 1994 and 1995 Stock Option Plans. All outstanding options of the Corporation were repriced at $1.47 per share. With the exception of the decrease in the per share exercise price, all other terms of the previously granted options, including original vesting provisions, remained unchanged.

     The Board of Directors approved the repricing of options to reflect the fair market value of the Corporation's Common Stock based on its current trading activities and to strengthen employee morale by providing an increased incentive for all employees to continue their efforts. At its meeting on August 14, 1997, the Board noted that the options were significantly out-of-the-money and, therefore, ceased to be an employee incentive. The Board believes that the repricing will renew the incentive feature.

                                            BOARD OF DIRECTORS

                                 PROPOSAL NO. 2

                PROPOSAL TO APPROVE THE CORPORATION'S 1997 STOCK
               OPTION PLAN, UNDER WHICH 200,000 SHARES OF COMMON
                     STOCK HAVE BEEN RESERVED FOR ISSUANCE

     On August 19, 1997, the Board of Directors proposed and approved a 1997 Stock Option Plan (the "Plan"), under which 200,000 shares of Common Stock, were reserved for issuance.

THE PLAN

     Options under the Plan may be either "incentive stock options" ("ISOs") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options. Incentive stock options may be granted only to employees of the Corporation, while non-qualified options may be issued to non-employee Directors, employees, consultants and any other non-employee of the Corporation.

     The Plan is administered by the Corporation's Stock Option Committee of the Board of Directors. Options may be granted to Directors who are not members of the Stock Option Committee.

     The per share exercise price of the Common Stock subject to ISOs granted pursuant to the Plan may not be less than the fair market value of the Common Stock on the date the option is granted. Pursuant to the Plan, non-qualified options may be granted by the Board of Directors, except that the Corporation may not grant non-qualified options at an exercise price of less than the lesser of (i) the book value per share of the Common Stock as of the end of the fiscal year immediately preceding the date of such grant, or (ii) 50% of the fair market value per share of Common Stock on the date of such grant. The Plan provides that the aggregate fair market value (determined as of the date the option is granted) of the Common Stock that first becomes exercisable by any employee in any one calendar year pursuant to the exercise of ISOs may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an ISO to him or her, more than 10% of the total combined voting power of all classes of stock of the Corporation (a "10% Stockholder") shall be eligible to receive any ISOs under the Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option, determined on the date of the grant.

     No ISO may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. If an optionee who receives and ISO (an "ISO Optionee") ceases to be employed by the Corporation, other than by reason of death or disability, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate after the passage of 60 days from the date of termination of employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into non-qualified options at the written request of the optionee and in the discretion of the Board of Directors. If an ISO Optionee ceases to be employed by the Corporation by reason of death or disability, his or her ISO may be exercised, to the extent of the number of shares which could have been exercised by the ISO Optionee on the date of his or her death or disability, by the optionee, the optionee's estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the ISO's specified expiration date.

     Options under the Plan must be granted within ten years from the effective date of the Plan. The ISOs granted under the Plan cannot be exercised more than ten years from the date of grant except that ISOs issued to a 10% stockholder are limited to a term of no more than five years.

     All options granted under the Plan provide for the payment of the exercise price in cash or by delivery to the Corporation of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options with no additional investment other than his or her original shares.

     Any unexercised options that expire or that terminate upon an employee's ceasing to be employed with the Corporation become available once again for issuance.

FEDERAL INCOME TAX CONSEQUENCES

     Under the Plan, no tax obligation will arise for the optionee or the Corporation upon the granting of ISOs, or non-qualified stock options whose exercise price is equal to or greater than fair market value. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the stock acquired over the exercise price of the option. Thereupon, the Corporation will be entitled to a tax deduction (as a compensation expense) in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by an optionee on disposition of the stock generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Corporation. The taxable event arising from exercise of non-qualified stock options by officers of the Corporation subject to Section 16(b) of the Exchange Act occurs on the later of the date on which the option is exercised or the date six months after the date the option was granted unless the optionee elects, within thirty (30) days of the date of exercise, to recognize ordinary income as of the date of exercise. The income recognized at the end of any deferred period will include any appreciation in the value of the stock during that period and the capital gain holding period will not begin to run until the completion of such period.

     Upon the exercise of an ISO, an optionee recognizes no immediate taxable income. The tax cost is deferred until the optionee ultimately sells the shares of stock. If the optionee does not dispose of the option shares within two years from the date the option was granted and within one year after the exercise of the option, and the option is exercised no later than three months after the termination of the optionee's employment, the gain on the sale will be treated as long term capital gain. Subject to the limitations in the Plan, certain of these holding periods and employment requirements are liberalized in the event of the optionee's death or disability while employed by the Corporation. The Corporation is not entitled to any tax deduction, except that, if the stock is not held for the full term of the holding period outlined above, the gain on the sale of such stock, which will be the lesser of (i) the fair market value of the stock on the date of exercise minus the option price, or (ii) the amount realized on disposition minus the option price, will be taxed to the optionee as ordinary income and the Corporation will be entitled to a deduction in the same amount.

Any additional gain or loss realized by an optionee upon disposition of the stock prior to the expiration of the full term of the holding period outlined above, generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Corporation. The "spread" upon exercise of an ISO constitutes a tax preference item within the computation of the "alternative minimum tax" under the Code. The tax benefits which might otherwise accrue to an optionee may be affected by the imposition of the alternative minimum tax if applicable to the optionee's individual circumstances.

EFFECT OF STOCKHOLDER APPROVAL

     Pursuant to the terms of the Plan, all provisions relating to ISOs are subject to the approval of the Corporation's stockholders within 12 months of the date on which the plan was adopted by the Board of Directors. If the Plan is not approved by the stockholders at the Special Meeting, all provisions relating to ISOs will be void. However, all provisions of the Plan, exclusive of those that relate to ISOs, will remain in full force and effect and the ISOs granted to executive officers and Directors of the Corporation will automatically convert into non-qualified options, retroactive to their date of issuance.

RECOMMENDATION AND VOTE

     The Board of Directors believes that the approval of the Plan is advisable and in the best interests of the Corporation. Accordingly, the Board of Directors recommends a vote FOR the approval of Proposal No. 2.

                                 PROPOSAL NO. 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Price Waterhouse LLP, independent public accountants, to serve as auditors for the fiscal year ending December 28, 1997. Unless otherwise specified in the proxy, the persons named in the accompanying form of proxy intend to exercise such proxy to ratify such selection. A representative of Price Waterhouse, LLP is expected to be present at the Special Meeting in Lieu of Annual Meeting.

                               VOTING AT MEETING

     The Board of Directors has fixed December 18, 1997, as the record date for the determination of stockholders entitled to vote at this meeting. At the close of business on that date, 1,555,416 shares of Common Stock, 4,200 shares of Series B Stock, 900 shares of Series C Stock and 350 shares of Series D Stock were outstanding and entitled to vote.

                            SOLICITATION OF PROXIES

     The cost of solicitation of Proxies will be borne by the Corporation. In addition to the solicitation of Proxies by mail, officers and employees of the Corporation may solicit in person or by telephone. The Corporation may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expense in sending Proxies and Proxy material to beneficial owners.

                              REVOCATION OF PROXY

     Subject to the terms and conditions set forth herein, all Proxies received by the Corporation will be effective, notwithstanding any transfer of the shares to which such Proxies relate, unless prior to the meeting the Corporation receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The Notice of Revocation must indicate the certificate number or numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

                             STOCKHOLDER PROPOSALS

     In order to be included in proxy material for the 1998 Annual Meeting, tentatively scheduled for June 11, 1998, Stockholders' proposed resolutions must be received by the Corporation on or before February 12, 1998. The Corporation suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the President of the Corporation.

                                 ANNUAL REPORT

     THE CORPORATION IS PROVIDING TO EACH STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE CORPORATION'S ANNUAL REPORT, INCLUDING THE FINANCIAL STATEMENTS FOR THE CORPORATION'S MOST RECENT FISCAL YEAR ENDED DECEMBER 29, 1996.

                                 MISCELLANEOUS

     The management does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying Proxy to vote, or otherwise act, in accordance with his judgment on such matters.

                                            By Order of the Board of Directors


                                            /s/ Malcolm M. Bibby
                                            ----------------------------------
                                            MALCOLM M. BIBBY
                                            Chairman

December 19, 1997

     THE MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THIS MEETING. WHETHER OR NOT YOU PLAN TO ATTEND YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

                          NATIONAL DATACOMPUTER, INC.

                             1997 STOCK OPTION PLAN

                                   ARTICLE I

                              PURPOSE OF THE PLAN

     The purpose of this Plan is to encourage and enable employees, consultants, directors and others who are in a position to make significant contributions to the success of National Datacomputer, Inc. (the "Corporation") upon whose judgment, initiative and efforts the Corporation depends for the successful conduct of its business, to acquire a closer identification of their interests with those of the Corporation by providing them with opportunities to purchase stock in the Corporation pursuant to options granted hereunder, thereby stimulating their efforts on behalf of the Corporation and strengthening their desire to remain involved with the Corporation.

                                   ARTICLE II

                                  DEFINITIONS

     2.1 "Affiliated Corporation" means any stock corporation of which a majority of the voting common or capital stock is owned directly or indirectly by the Corporation.

     2.2  "Award" means an Option granted under Article V.

     2.3 "Board" means the Board of Directors of the Corporation or, if one or more has been appointed, a Committee of the Board of Directors of the Corporation.

     2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.5 "Committee" means a Committee composed solely of two or more Non-Employee Directors appointed by the Board to administer the Plan.

     2.6 "Corporation" means National Datacomputer, Inc., a Delaware corporation, or its successor.

     2.7 "Employee" means any person who is a regular full-time or part-time employee of the Corporation or an Affiliated Corporation on or after the effective date of the Plan.

     2.8 "Incentive Stock Option" ("ISO") means an option that qualifies as an incentive stock option as defined in Section 422 of the Code, as amended.

     2.9 "Non-Employee Director" means (unless otherwise provided under Rule 16b-3 of the Securities Exchange Act of 1934) a member of the Board who (i) is not currently an officer or Employee of the Corporation; (ii) does not receive direct or indirect compensation from the Corporation or a parent or subsidiary of the Corporation as a consultant or in any other capacity (except as a Director) in an amount of more than $60,000 per year; (iii) does not possess an interest in any other transaction for which proxy statement disclosure would be required under Regulation S-K Item 404(a) (generally, transactions with the Corporation involving an amount in excess of $60,000); and (iv) who is not engaged in a business relationship with the Corporation for which disclosure would be required pursuant to Regulation S-K Item 404(b) (generally involving, among others, payments or indebtedness in excess of five percent of the Corporation's or another entity's gross revenues or total assets, depending on the transaction at issue).

     2.10 "Non-Qualified Option" means any option not intended to qualify as an Incentive Stock Option.

     2.11 "Option" means an Incentive Stock Option or Non-Qualified Option granted by the Board under Article V of this Plan in the form of a right to purchase Stock evidenced by an instrument containing such provisions as the Board may establish. Except as otherwise expressly provided with respect to an Option grant, no Option granted pursuant to the Plan shall be an Incentive Stock Option.

     2.12 "Participant" means a person selected by the Board or by the Committee to receive an award under the Plan.

     2.13  "Plan" means this 1997 Stock Option Plan.

     2.14 "Restricted Period" means the period of time selected by the Committee during which an award may be forfeited by the Participant.

     2.15 "Stock" means either the Voting Common Stock, $.08 par value per share, of the Corporation or any successor, including any adjustments in the event of changes in capital structure of the type described in Article X.

                                  ARTICLE III

                           ADMINISTRATION OF THE PLAN

     3.1 Administration by Board. This Plan shall be administered by the Board of Directors of the Corporation. The Board may, from time to time, in its discretion delegate any of its functions under this Plan to one or more Committees. All references in this Plan to the Board shall also include the Committee or Committees, if one or more have been appointed by the Board. From time to time the Board may increase the size of the Committee or committees and appoint additional Non-Employee Directors as members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee or committees and thereafter directly administer the Plan. No member of the Board or a Committee shall be liable for any action or determination made in good faith with respect to the Plan or any options granted under it.

     If a Committee is appointed by the Board, a majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee under the Plan shall be made by a majority of its members and may be made without notice or meeting of the Committee by a writing signed by a majority of Committee members.

     3.2 Powers. The Board of Directors and/or any Committee appointed by the Board shall have full and final authority to operate, manage and administer the Plan on behalf of the Corporation. This authority includes, but is not limited to:

          (a) The power to grant Awards conditionally or unconditionally,

          (b) The power to prescribe the form or forms of any instruments evidencing Awards granted under this Plan,

          (c) The power to interpret the Plan,

          (d) The power to provide regulations for the operation of the incentive features of the Plan, and otherwise to prescribe and rescind regulations for interpretation, management and administration of the Plan,

          (e) The power to delegate responsibility for Plan operation, management and administration on such terms, consistent with the Plan, as the Board may establish,

          (f) The power to delegate to other persons the responsibility of performing ministerial acts in furtherance of the Plan's purpose, and

          (g) The power to engage the services of persons, companies, or organizations in furtherance of the Plan's purpose, including but not limited to, banks, insurance companies, brokerage firms and consultants.

     3.3 Additional Powers. In addition, as to each Option to buy Stock of the Corporation, the Board or any Committee appointed by it shall have full and final authority in its discretion: (a) to determine the number of shares of Stock subject to each Option; (b) to determine the time or times at which Options will be granted; (c) to determine the option price of the shares of Stock subject to each Option, which price shall be not less than the minimum price specified in Article V of this Plan; (d) to determine the time or times when each Option shall become exercisable and the duration of the exercise period (including the acceleration of any exercise period), which shall not exceed the maximum period specified in Article V; (e) to determine whether each Option granted shall be an Incentive Stock Option or a Non-Qualified Option; and (f) to waive, generally and in particular instances, compliance by a Participant with any obligation to be performed by him under an Option, to waive any condition or provision of an Option, and to amend or cancel any Option (and if an Option is canceled, to grant a new Option on such terms as the Board may specify), except that the Board may not take any action with respect to an outstanding option that would adversely affect the rights of the Participant under such Option without such Participant's consent. Nothing in the preceding sentence shall be construed as limiting the power of the Board to make adjustments required by Article X.

     In no event may the Corporation grant any Employee an Incentive Stock Option that is first exercisable during any one calendar year to the extent the aggregate fair market value of the Stock (determined at the time the options are granted) exceeds $100,000 (under all stock option plans of the Corporation and any Affiliated Corporation); provided, however, that this paragraph shall have no force and effect if its inclusion in the Plan is not necessary for Incentive Stock Options issued under the Plan to qualify as such pursuant to Section 422(d)(1) of the Code.

                                   ARTICLE IV
                                  ELIGIBILITY

     4.1 Eligible Employees. All Employees (including Directors who are Employees) are eligible to be granted Incentive Stock Option and Non-Qualified Option Awards under this Plan. Incentive Stock Options shall be granted only to Employees.

     4.2 Consultants, Directors and other Non-Employees. Any consultant, Director (whether or not an Employee) and any other non-employee is eligible to be granted Non-Qualified Option Awards under the Plan, provided the person has not irrevocably elected to be ineligible to participate in the Plan.

     4.3 Relevant Factors. In selecting individual Employees, consultants, Directors and other non-employees to whom Awards shall be granted, the Board shall weigh such factors as are relevant to accomplish the purpose of the Plan as stated in Article I. An individual who has been granted an Award may be granted one or more additional Awards, if the Board so determines. The granting of an Award to any individual shall neither entitle that individual to, nor disqualify him from, participation in any other grant of Awards.

                                   ARTICLE V
                              STOCK OPTION AWARDS

     5.1 Number of Shares. Subject to the provisions of Article X of this Plan, the aggregate number of shares of Stock for which Options may be granted under this Plan shall not exceed 200,000 shares. The shares to be delivered upon exercise of Options under this Plan shall be made available, at the discretion of the Board, either from authorized but unissued shares or from previously issued and reacquired shares of Stock held by the Corporation as treasury shares, including shares purchased in the open market.

     Stock issuable upon exercise of an Option granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors.

     5.2 Effect of Expiration, Termination or Surrender. If an Option under this Plan shall expire or terminate unexercised as to any shares covered thereby, or shall cease for any reason to be exercisable in whole or in part, or if the Corporation shall reacquire any unvested shares issued pursuant to Options under the Plan, such shares shall thereafter be available for the granting of other Options under this Plan, subject to the limits set forth in
Section 5.1 hereof.

     5.3 Term of Options. The full term of each Option granted hereunder shall be for such period as the Board shall determine. In the case of Incentive Stock Options granted hereunder, the term shall not exceed ten (10) years from the date of granting thereof. Each Option shall be subject to earlier termination as provided in Sections 6.3 and 6.4. Notwithstanding the foregoing, the term of Options intended to qualify as Incentive Stock Options shall not exceed five (5) years from the date of granting thereof if such Option is granted to any Employee who at the time such Option is granted owns, directly or indirectly, or is deemed to own by reason of the attribution rules set forth in Section 425(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation and its Affiliated Corporations (a "Ten-Percent Shareholder").

     5.4 Option Price. The Option price shall be determined by the Board at the time any Option is granted. In the case of Incentive Stock Options, the exercise price shall not be less than 100% of the fair market value of the shares covered thereby at the time the Incentive Stock Option is granted (but in no event less than par value), provided that no Incentive Stock Option shall be granted hereunder to any Employee who is a Ten-Percent Shareholder unless the Incentive Stock Option price equals not less than 110% of the fair market value of the shares covered thereby at the time the Incentive Stock Option is granted.

     5.5 Fair Market Value. If, at the time an Option is granted under the Plan, the Corporation's Stock is publicly traded, then "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Stock on the principal national securities exchange on which the Stock is traded, if the Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Stock on the NASDAQ National Market List, if the Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Stock is not reported on the NASDAQ National Market List. However, if the Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Stock as determined in good faith by the Board after taking into consideration all factors that it deems appropriate, including without limitation, recent sale and offer prices of the Stock in private transactions negotiated at arm's length.

     5.6 Non-Transferability of Options. No Option granted under this Plan shall be transferable by the grantee otherwise than by will or the laws of descent and distribution, and such Option may be exercised during the grantee's lifetime only by the grantee.

     5.7 Foreign Nationals. Awards may be granted to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

                                   ARTICLE VI
                               EXERCISE OF OPTION

     6.1 Exercise. Each Option granted under this Plan shall be exercisable on such date or dates and during such period and for such number of shares as shall be determined pursuant to the provisions of the instrument evidencing such Option. The Board shall have the right to accelerate the date of exercise of any option, provided that, the Board shall not accelerate the exercise date of any Incentive Stock Option granted if such acceleration would violate the annual vesting limitation contained in Section 422(d)(1) of the Code.

     6.2 Notice of Exercise. A person electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares he or she has elected to purchase and shall at the time of exercise tender the full purchase price of the shares he or she has elected to purchase. The purchase price can be paid partly or completely in shares of the Corporation's stock valued at Fair Market Value as defined in Section 5.5 hereof, or by any such other lawful consideration as the Board may determine. Until such person has been issued a certificate or certificates for the shares so purchased, he or she shall possess no rights of a record holder with respect to any of such shares.

     6.3 Option Unaffected by Change in Duties. No Incentive Stock Option (and, unless otherwise determined by the Board of Directors, no Non-Qualified Option granted to a person who is, on the date of the grant, an Employee of the Corporation or an Affiliated Corporation) shall be affected by any change of duties or position of the optionee (including transfer to or from an Affiliated Corporation), so long as he or she continues to be an Employee. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Board shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Corporation or any Affiliated Corporation to continue the employment of the optionee after the approved period of absence.

     If the optionee shall cease to be an Employee for any reason other than death, such Option shall thereafter be exercisable only to the extent of the purchase rights, if any, which have accrued as of the date of such cessation; provided that (i) the Board may provide in the instrument evidencing any Option that the Board may in its absolute discretion, upon any such cessation of employment, determine (but be under no obligation to determine) that such accrued purchase rights shall be deemed to include additional shares covered by such Option; and (ii) unless the Board shall otherwise provide in the instrument evidencing any Option, upon any such cessation of employment, such remaining rights to purchase shall in any event terminate upon the earlier of (A) the expiration of the original term of the Option; or (B) where such cessation of employment is on account of disability, the expiration of one year from the date of such cessation of employment and, otherwise, the expiration of three months from such date. For purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code.

     In the case of a Participant who is not an employee, provisions relating to the exercisability of an Option following termination of service shall be specified in the award. If not so specified, all Options held by such Participant shall terminate on termination of service to the Corporation.

     6.4 Death of Optionee. Should an optionee die while in possession of the legal right to exercise an Option or Options under this Plan, such persons as shall have acquired, by will or by the laws of descent and distribution, the right to exercise any Options theretofore granted, may, unless otherwise provided by the Board in any instrument evidencing any Option, exercise such Options at any time prior to one year from the date of death; provided, that such Option or Options shall expire in all events no later than the last day of the original term of such Option; provided, further, that any such exercise shall be limited to the purchase rights which have accrued as of the date when the optionee ceased to be an Employee, whether by death or otherwise, unless the Board provides in the instrument evidencing such Option that, in the discretion of the Board, additional shares covered by such Option may become subject to purchase immediately upon the death of the optionee.

                                  ARTICLE VII
                        TERMS AND CONDITIONS OF OPTIONS

     Options shall be evidenced by instruments (which need not be identical) in such forms as the Board may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Articles V and VI hereof and may contain such other provisions as the Board deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Board may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to Incentive Stock Options, or to such other termination and cancellation provisions as the Board may determine. The Board may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Corporation to execute and deliver such instruments. The proper officers of the Corporation are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

                                  ARTICLE VIII

                                 BENEFIT PLANS

     Awards under the Plan are discretionary and are not a part of regular salary. Awards may not be used in determining the amount of compensation for any purpose under the benefit plans of the Corporation, or an Affiliated Corporation, except as the Board may from time to time expressly provide. Neither the Plan, an Option or any instrument evidencing an Option confers upon any Participant any right to continue as an Employee of, or consultant or advisor to, the Corporation or an Affiliated Corporation or affect the right of the Corporation or any Affiliated Corporation to terminate them at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profits granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a Participant even if the termination is in violation of an obligation of the Corporation to the Participant by contract or otherwise.

                                   ARTICLE IX

                      AMENDMENT, SUSPENSION OR TERMINATION
                                  OF THE PLAN

     The Board may suspend the Plan or any part thereof at any time or may terminate the Plan in its entirety. Awards shall not be granted after Plan termination. The Board may also amend the Plan from time to time, except that amendments which affect the following subjects must be approved by stockholders of the Corporation:

          (a) Except as provided in Article X relative to capital changes, the number of shares as to which Options may be granted pursuant to Article V; and

          (b) The requirements as to eligibility for participation in the Plan.

     Awards granted prior to suspension or termination of the Plan may not be canceled solely because of such suspension or termination, except with the consent of the grantee of the Award.

                                   ARTICLE X

                          CHANGES IN CAPITAL STRUCTURE

     The instruments evidencing Options granted hereunder shall be subject to adjustment in the event of changes in the outstanding Stock of the Corporation by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of an Award to the same extent as would affect an actual share of Stock issued and outstanding on the effective date of such change. Such adjustment to outstanding Options shall be made without change in the total price applicable to the unexercised portion of such options, and a corresponding adjustment in the applicable option price per share shall be made. In the event of any such change, the aggregate number and classes of shares for which Options may thereafter be granted under Section 5.1 of this Plan may be appropriately adjusted as determined by the Board so as to reflect such change.

     Notwithstanding the foregoing, any adjustments made pursuant to this
Article X with respect to Incentive Stock Options shall be made only after the Board, after consulting with counsel for the Corporation, determines whether such adjustments would constitute a "modification" of such Incentive Stock Options (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such Incentive Stock Options. If the Board determines that such adjustments made with respect to Incentive Stock Options would constitute a modification of such Incentive Stock Options, it may refrain from making such adjustments.

     In the event of the proposed dissolution or liquidation of the Corporation, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Board.

     Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Corporation.

     No fractional shares shall be issued under the Plan and the optionee shall receive from the Corporation cash in lieu of such fractional shares.

                                   ARTICLE XI
                      EFFECTIVE DATE AND TERM OF THE PLAN

     The Plan shall become effective when approved by the Board. The Plan shall continue until such time as it may be terminated by action of the Board or the Committee; provided, however, that no Options may be granted under this Plan on or after the tenth anniversary of the date on which the Plan was adopted by the Board or the date on which the Plan was approved by the stockholders of the Corporation, whichever is earlier. This Plan must be approved by the stockholders of the Corporation within twelve (12) months of the date it becomes effective.

                                  ARTICLE XII
                     CONVERSION OF ISOs INTO NON-QUALIFIED
                          OPTIONS; TERMINATION OF ISOs

     The Board, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's Incentive Stock Options, that have not been exercised on the date of conversion, into Non-Qualified Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the optionee is an employee of the Corporation or an Affiliated Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of such Options. At the time of such conversion, the Board or the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Board or the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's Incentive Stock Options converted into Non-Qualified Options, and no such conversion shall occur until and unless the Board or the Committee takes appropriate action. The Board, with the consent of the optionee, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such termination.

                                  ARTICLE XIII
                              APPLICATION OF FUNDS

     The proceeds received by the Corporation from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

                                  ARTICLE XIV
                            GOVERNMENTAL REGULATION

     The Corporation's obligation to sell and deliver shares of Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

                                   ARTICLE XV
                     WITHHOLDING OF ADDITIONAL INCOME TAXES

     Upon the exercise of a Non-Qualified Option or the making of a Disqualifying Disposition (as defined in Article XVI) the Corporation, in accordance with Section 3402(a) of the Code, may require the optionee to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Board in its discretion may condition the exercise of an Option on the payment of such additional withholding taxes.

                                  ARTICLE XVI
               NOTICE TO CORPORATION OF DISQUALIFYING DISPOSITION

     Each Employee who receives an Incentive Stock Option must agree to notify the Corporation in writing immediately after the employee makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option. A Disqualifying Disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the date the employee was granted the Incentive Stock Option or (b) one year after the date the Employee acquired Stock by exercising the Incentive Stock Option. If the Employee has died before such Stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

                                  ARTICLE XVII
                        CONDITIONS ON DELIVERY OF STOCK

     The Corporation shall not be obligated to deliver any shares of Stock pursuant to Options granted under the Plan until, (a) in the opinion of the Corporation's counsel, all applicable federal and state laws and regulations have been complied with, and (b) all other legal matters in connection with the issuance and delivery of such shares have been approved by the Corporation's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Corporation may require, as a condition to exercise of the option, such representations or agreements as counsel for the Corporation may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

                                 ARTICLE XVIII
                          GOVERNING LAW; CONSTRUCTION

     The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the State of Delaware (without regard to the conflict of law principles thereof). In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

                         NATIONAL DATACOMPUTER, INC.

                 PROXY FOR SPECIAL MEETING IN LIEU OF ANNUAL
                    MEETING TO BE HELD ON JANUARY 9, 1998

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        THE UNDERSIGNED hereby appoints Malcolm M. Bibby with full power of substitution to vote for and on behalf of the undersigned at the Special Meeting in Lieu of Annual Meeting of Stockholders of NATIONAL DATACOMPUTER, INC., to be held at the offices of the Company, 900 Middlesex Turnpike, Bldg. 5, Billerica, Massachusetts 01821, on Friday, January 9, 1998 at 10:00 a.m., and at any adjournment or adjourments thereof, upon and with respect to all shares of the Common Stock of the Company upon and with respect to which the undersigned would be entitled to vote and act if personally present. The undersigned hereby directs the said Malcolm M. Bibby to vote in accordance with his judgment on any matters which may properly come before the meeting, all as indicated in the Notice of the meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such Notice as specified by the undersigned:

            IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
               ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3

        (1) Proposal to elect three (3) members of the Board of Directors of the Company.

              INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE STRIKE SUCH NOMINEE'S NAME FROM THE LIST BELOW.

              [ ] FOR ALL nominees listed below (except as marked to the contrary below)

              [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

              Nominees: Malcolm M. Bibby, William R. Smart, John P. Ward.

        (2) Proposal to approve the Company's 1997 Stock Option Plan, under which 200,000 shares of Common Stock have been reserved for issuance.

                        [ ] FOR         [ ] AGAINST       [ ] ABSTAIN

        (3) Proposal to ratify the selection of Price Waterhouse LLP as the independent accountants of the Company for the fiscal year ending December 31, 1997.

                        [ ] FOR         [ ] AGAINST       [ ] ABSTAIN



            MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

        (4) In his discretion to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR AND IN FAVOR OF THE ITEMS SET FORTH ABOVE UNLESS A CONTRARY SPECIFICATION IS MADE.

        PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

        PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.


                                        Dated: _______________________

                                        ______________________________
                                        Signature

                                        ______________________________
                                        Signature if held jointly

                                        ______________________________
                                        Printed Name

                                        ______________________________
                                        Address


NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the person named on the stock certificate has died, please submit evidence of your authority. If a corporation, please sign in full corporate name by an authorized officer and indicate the signer's office. If a partnership, sign in the partnership name by authorized person.